D'Ancona
ATTORNEYS


                                     Merrill A. Freed
                                     (312) 602-2004
                                     Fax: (312) 602-3004
                                     mfreed@dancona.com
                                     http://www.dancona.com


January 29, 2003




Competitive Technologies, Inc.
1960 Bronson Road
Fairfield, CT  06824
                                        EXHIBIT 5.1

Gentlemen:

     In connection with the proposed registration under the Securities Act of 1933, as amended, by Competitive Technologies, Inc., a Delaware corporation (the "Company"), on Form S-8 (the "Registration Statement") of 150,000 shares of its Common Stock, $.01 par value, issuable in connection with the 1997 Employees' Stock Option Plan as amended January 24, 2003, and 150,000 shares of its Common Stock, $.01 par value , issuable in connection with the 2000 Directors Stock Option Plan as amended January 24, 2003 (the "Plans") (said 300,000 shares constituting the "Shares"), we hereby advise you that as counsel for the Company we have examined the Restated Certificate of Incorporation of the Company and all amendments thereto, the By-laws of the Company, certain minutes of the Company, and such other documents and records as we have deemed necessary for the purposes of this opinion.

     Based upon such examination, it is our opinion that the Shares are duly authorized and, when issued pursuant to the terms of the Plans, will be legally issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Registration Statement.

                              Very truly yours,

                              D'ANCONA & PFLAUM LLC


                              By:  s/ Merrill A. Freed
                                   Merrill A. Freed
                                   Member


D'Ancona & Pflaum LLC - 111 E. Wacker Drive, Ste. 2800 -
  Chicago, IL 60601 - 312.602.2000 - Fax:312.602.3000